Exhibit 3.4




                                FIRST AMENDMENT


     FIRST AMENDMENT (this "Amendment"), dated as of April 25, 2002, to the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC, dated as of October 28, 1999 (the "LLC Agreement"), is entered into by Raven Funding LLC, a Delaware limited liability company, as the sole common member (the "Common Member").



                              W I T N E S S E T H:
                               - - - - - - - - - -


I.   Amendment.

     WHEREAS, pursuant to Section 15.1 of the LLC Agreement and subject to the terms and conditions of this Amendment, the Common Member wishes to amend the LLC Agreement as herein provided.

     NOW, THEREFORE:

          1. The LLC Agreement is hereby amended by deleting the reference to "Greyhound Funding LLC" in each place it appears in the LLC Agreement and inserting "Chesapeake Funding LLC" in lieu thereof.

II.  Miscellaneous Provisions.

          1. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the LLC Agreement.

          2. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

          3. From and after the date of the execution of this Amendment, all references to the "Agreement" in the LLC Agreement and the LLC Agreement shall be deemed to be references to the LLC Agreement as modified hereby.

                                      * * *


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     IN  WITNESS  WHEREOF,  the Common  Member  has  caused its duly  authorized officer to execute and deliver this Amendment as of the date first above written.



                                           SOLE COMMON MEMBER:



                                           RAVEN FUNDING LLC



                                           By:  /s/ Joseph W. Weikel
                                               ---------------------------
                                               Name:   Joseph W. Weikel
                                               Title:  Manager